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                                                                     Exhibit 3.1

                          SEVENTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         XANODYNE PHARMACEUTICALS, INC.
                    (Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware)

     The undersigned, for the purpose of amending and restating the Certificate of Incorporation of Xanodyne Pharmaceuticals, Inc. (the "Corporation") under the laws of the State of Delaware, hereby certifies as follows:

     1. The present name of the Corporation is Xanodyne Pharmaceuticals, Inc. The Corporation was originally incorporated with the name "UBE Pharmaceuticals, Inc." pursuant to a Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 31, 2000. The Corporation's Certificate of Incorporation was most recently amended on April 3, 2007, and previously amended and restated in its entirety on July 22, 2005, December 2, 2004, May 27, 2004, February 6, 2004, January 7, 2003 and June 27, 2001.

     2. The Board of Directors of the Corporation, by a resolution duly adopted pursuant to Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware, approved this Amended and Restated Certificate of Incorporation and declared it to be advisable and in the best interests of the Corporation and its stockholders. The stockholders of the Corporation duly adopted said Amended and Restated Certificate of Incorporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     3. This Seventh Amended and Restated Certificate of Incorporation restates, integrates and amends the Restated Certificate of Incorporation of the Corporation, and the text of the Amended and Restated Certificate of Incorporation so adopted, shall at the Effective Time:

     FIRST. The name of the corporation is Xanodyne Pharmaceuticals, Inc. (the "Corporation").

     SECOND. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at said address is The Corporation Trust Company.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "DGCL"). The Corporation shall possess and may exercise all the powers and

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privileges granted or available to it under any and all applicable statutory and common laws in effect from time to time.

     FOURTH. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is to Four Hundred Sixty Two Million Nine Hundred Fifty Seven Thousand Four Hundred Sixty Eight (462,957,468) shares, consisting of Two Hundred Forty Four Million (244,000,000) shares of Common Stock, $0.001 par value per share (the "Common Stock"), and Two Hundred Eighteen Million Nine Hundred Fifty Seven Thousand Four Hundred Sixty Eight (218,957,468) shares of Preferred Stock, $0.001 par value per share (the "Preferred Stock").

     The following is a description of each class of stock with the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

A. COMMON STOCK.

     1. General. The dividend, liquidation, and voting rights of the holders of Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2. Dividends. Subject to the rights and preferences of any then outstanding Preferred Stock, the holders of Common Stock shall be entitled to receive such dividends from time to time as may be declared by the Board of Directors and paid out of the funds lawfully available therefor.

     3. Liquidation. Subject to the rights and preferences of any then outstanding Preferred Stock, upon a Liquidation Event (as defined in Section C.2) or other distribution of assets of the Corporation to its stockholders for the purpose of winding up its affairs, the holders of Common Stock shall be entitled to receive all assets of the Corporation available for distribution to its stockholders.

     4. Voting Rights. Subject to the provisions of the DGCL and the rights of any then outstanding Preferred Stock, the holders of Common Stock shall be entitled to receive notice of, to attend, and to vote (in person or by proxy) at all meetings of stockholders of the Corporation (other than separate meetings of the holders of any other class or series of shares) and will be entitled to one vote for each share of Common Stock held of record as of the record date for all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. Except as provided by law and the rights of any then outstanding Preferred Stock, the holders of Common Stock shall vote together with the holders of the Preferred Stock as a single class. Except as otherwise provided herein, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL, as amended from time to time.


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B. PREFERRED STOCK.

     Preferred Stock may be issued from time to time in one or more series, each such series to have such terms as stated or expressed herein. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

C. DESIGNATION OF SERIES A-l CONVERTIBLE PREFERRED STOCK.

     Two Hundred Eighteen Million Nine Hundred Fifty Seven Thousand Four Hundred Sixty Eight (218,957,468) shares of the authorized Preferred Stock of the Corporation are hereby designated "Series A-l Convertible Preferred Stock" (the "Series A-l Preferred Stock") with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

     1. Dividends.

          (a) Dividends. The holders of shares of Series A-l Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the rate of eight percent (8%) of the Series A-l Original Issue Price (as defined below) per annum on each outstanding share of Series A-l Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). Such dividends shall accrue daily and shall be cumulative but not compounding from the date of original issuance of each share of Series A-l Preferred Stock, whether or not declared. The "Series A-l Original Issue Price" shall be $1.2229 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

          (b) Priority in Payment of Dividends. The Corporation shall not declare, pay or set aside any distributions (as defined below) on any shares of Common Stock without the vote or written consent of the holders of at least sixty percent (60%) of the then outstanding Series A-1 Preferred Stock. Subject to such approval of the holders of Series A-l Preferred Stock, the Corporation shall not declare, pay or set aside any distributions on shares of Common Stock unless the holders of Series A-l Preferred Stock then outstanding shall have first received, or shall simultaneously receive, a distribution in respect of each outstanding share of Series A-l Preferred Stock in an amount at least equal to the amount accrued or declared but unpaid and owed under Subsection l(a) plus the product obtained by multiplying (i) the per share amount of the distributions to be declared, paid or set aside for the Common Stock by (ii) the number of shares of Common Stock into which such shares of Series A-l Preferred Stock are then convertible in accordance with Subsections 4 and 5.

          (c) Definition of Distribution. For purposes of this Subsection 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation, but excluding repurchases or redemptions of Common Stock (i) held prior to the Effective Time by employees or directors of, or consultants to, the Corporation upon termination of their employment


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or services pursuant to restricted stock agreements approved by the Board of
Directors providing for such repurchase by the Corporation or any subsidiary;
(ii) issued after the Effective Time to employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to restricted stock agreements approved by the Board of Directors providing for such repurchase by the Corporation or any subsidiary at cost;
(iii) in liquidation or dissolution of the Corporation; and (iii) pursuant to any agreements containing a right of first refusal provision in favor of the Corporation.

     2. Liquidation Rights.

          (a) Liquidation Preference. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, including any transaction which is deemed to be a liquidation, dissolution, or winding up of the Corporation pursuant to Subsection 2(c) below (a "Liquidation Event"), the holders of shares of Series A-l Preferred Stock then outstanding shall be entitled to be paid out of the assets and funds of the Corporation available for distribution to its stockholders before any distribution or payment shall be made to any holders of Common Stock or any other class or series of stock of the Corporation ranking on liquidation junior to the Series A-l Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock"), an amount equal to the greater of (i) $1.2229 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus, until the date fixed for payment, all declared and all accrued but unpaid dividends on such share of Series A-l Preferred Stock and all amounts accrued or declared but unpaid and owed under Subsection (l)(b), or (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 4 immediately prior to such Liquidation Event (the greater of (i) or (ii) is hereinafter referred to as the "Series A-l Liquidation Amount"). If upon any such Liquidation Event the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A-l Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A-l Preferred Stock and any other class or series of stock ranking on liquidation on a parity with the Series A-l Preferred Stock shall share ratably in any distribution of the remaining assets and legally available funds of the Corporation in proportion to their respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if the entire Series A-l Liquidation Amount and such pari passu payments on such other class or series of stock were paid in full.

          (b) Payments to Holders of Junior Stock. After the payment of all preferential amounts required to be paid to the holders of Series A-l Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation senior to or on a parity with the Series A-l Preferred Stock, upon a Liquidation Event, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders, distributed ratably to all holders of such Junior Stock.

          (c) Deemed Liquidation Events.

               (i) Unless the holders of sixty percent (60%) of the then outstanding shares of Series A-l Preferred Stock otherwise elect by giving written notice thereof to the


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Corporation at least ten (10) days before the effective date of a Company Sale
(as defined below), such Company Sale shall be deemed to be a Liquidation Event for purposes of this Subsection 2, and all consideration payable to the stockholders of the Corporation (in the case of an acquisition or disposition as set forth in subclauses (A) and (B)), and all consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale as set forth in subclause (C)), net of all corporate taxes, fees and costs associated with such Company Sale and all costs of winding up the Corporation's business, shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above. A "Company Sale" means:

                    (A) a merger or consolidation in which

                         (1) the Corporation is a constituent party, or

                         (2) a subsidiary of the Corporation is a constituent
party and either (x) the Corporation issues shares of its capital stock pursuant to such merger or consolidation, or (y) as a result of such merger or consolidation of a subsidiary, the Corporation's ownership interest in the surviving entity is reduced;

                    (B) the disposition by holders of the Corporation's then outstanding capital stock of at least a majority of the then outstanding equity voting power of the Corporation in a single or a series of related transactions; or

                    (C) the sale, lease or other disposition of all or substantially all of the assets of the Corporation in a single transaction or series of related transactions.

               (ii) The Corporation shall deliver written notice to the holders of shares of Series A-l Preferred Stock at least twenty (20) days prior to the effective date of a Company Sale, which notice shall contain all the material terms and conditions of such Company Sale, and any additional information concerning the terms of the Company Sale and the value of the assets of the Corporation as may reasonably be requested by the holders of Series A-l Preferred Stock in order to assist them in determining whether to treat such event as a Liquidation Event; provided that the requirement that such notice be delivered may be waived at any time by the holders of at least sixty percent (60%) of the then outstanding shares of Series A-1 Preferred Stock. The Corporation shall not effect any Company Sale pursuant to Subsection 2(c)(i)(A) above unless (A) the agreement or plan of merger or consolidation provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above or (B) the holders of at least sixty percent (60%) of the then outstanding shares of Series A-l Preferred Stock specifically consent in writing to the allocation of such consideration in a manner different from that provided in Subsections 2(a) and 2(b) above.

               (iii) In the event of a Company Sale pursuant to Subsection 2(c)(i)(B) or 2(c)(i)(C) above, if the Corporation does not effect a dissolution of the Corporation under the Delaware General Corporation Law within 60 days after such Company Sale, then (A) the Corporation shall deliver a written notice to each holder of Series A-l Preferred Stock no later than the 60th day after the Company Sale advising such holders of their right (and the


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requirements to be met to secure such right) pursuant to the terms of the following clause (B) to require the redemption of such shares of Series A-1 Preferred Stock, and (B) if the holders of at least a sixty percent (60%) of the then outstanding shares of Series A-1 Preferred Stock so request in a written instrument delivered to the Corporation not later than 75 days after such Company Sale, the Corporation shall use the consideration received by the Corporation for such Company Sale (net of any liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), to the extent legally available therefor (the "Net Proceeds"), to redeem, on the 90th day after such Company Sale (the "Liquidation Redemption Date"), all outstanding shares of Series A-1 Preferred Stock at a price per share equal to the Series A-1 Liquidation Amount. In the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of Series A-1 Preferred Stock, the Corporation shall redeem a pro rata portion of each holder's shares of Series A-1 Preferred Stock. The following provisions shall apply to the redemption of the Series A-1 Preferred Stock pursuant to this Subsection 2(c)(iii):

                    (A) From and after the Liquidation Redemption Date, unless there shall be a default in payment of the Series A-1 Liquidation Amount, all rights of each holder with respect to shares of Series A-1 Preferred Stock redeemed on the Liquidation Redemption Date shall cease (except the right to receive the Series A-1 Liquidation Amount without interest upon surrender of the certificate or certificates therefor), and such shares shall not be deemed to be outstanding for any purpose whatsoever.

                    (B) Prior to the distribution or redemption provided for in this Subsection 2(c)(iii), the Corporation shall not expend or dissipate the consideration received for such Company Sale, except to discharge all taxes, fees, costs and expenses incurred in connection with such Company Sale or winding up of the Corporation's business.

               (iv) The amount deemed paid or distributed to the holders of Series A-1 Preferred Stock upon any such Company Sale shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation or by the acquiring person, firm or other entity. The value of such property, rights or other securities ("Property Valuations") shall be determined on the basis of a valuation of the Company as a going concern, without attributing any discount for lack of liquidity or lack of control and shall be agreed upon by the Company and the holders of at least sixty percent (60%) of the then outstanding shares of Series A-1 Preferred Stock or, if no such agreement is reached, by a mutually acceptable third-party appraiser, Whenever a determination with respect to a Property Valuation or the Net Proceeds is made the Company shall provide prompt notice of the determination of such valuation, and all underlying assumptions and calculations, to all holders of Series A-1 Preferred Stock. If the holders of at least sixty percent (60%) of the then outstanding Series A-1 Preferred Stock elect not to have such event treated as a Company Sale, the provisions of Subsection 4(h) shall instead apply.


     3. Voting.

          (a) General Rights. Each holder of outstanding shares of Series A-1 Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A-1 Preferred Stock held by such holder are then


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convertible (as adjusted from time to time pursuant to Subsection 4 hereof), at each meeting of stockholders of the Corporation (or by written action of stockholders in lieu of meeting) with respect to all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions of Subsection 3(b) or (c) below, the holders of Series A-1 Preferred Stock shall vote together with the holders of Common Stock as a single class.

          (b) Election of Directors. The Board of Directors of the Corporation shall consist of nine (9) members to be elected pursuant to this Subsection 3(b).

               (i) For so long as any of the shares of Series A-1 Preferred Stock are outstanding, the holders of record of the shares of Series A-1 Preferred Stock, exclusively and as a separate class, shall be entitled to elect six (6) of the directors of the Corporation (the "Series A-1 Directors"). At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series A-1 Preferred Stock then outstanding shall constitute a quorum of the Series A-1 Preferred Stock for the purpose of electing directors by holders of the Series A-1 Preferred Stock. A vacancy in any directorship filled by the holders of Series A-1 Preferred Stock shall be filled only (A) by vote or written consent in lieu of a meeting of the holders of a majority of the Series A-1 Preferred Stock or (B) pending any vote or written consent of the holders of the Series A-1 Preferred Stock, by the vote of a majority of the remaining directors elected by the holders of the Series A-1 Preferred Stock pursuant to this Subsection 3(b)(i).

               (ii) The holders of record of the shares of Common Stock and the holders of record of the shares of Series A-1 Preferred Stock (determined on an as converted to Common Stock basis), acting together as a single class, shall be entitled to elect three (3) directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Common Stock and Series A-1 Preferred Stock (determined on an as converted to Common Stock basis), together as a single class, then outstanding shall constitute a quorum of the Common Stock and Series A-1 Preferred Stock for the purpose of electing the directors pursuant to this Subsection 3(b)(ii). A vacancy in any directorship filled by the holders of Common Stock and Series A-1 Preferred Stock pursuant to this Subsection 3(b)(ii) shall be filled only (A) by vote or written consent in lieu of a meeting of the holders of a majority of the Common Stock and Series A-1 Preferred Stock (determined on an as converted to Common Stock basis), acting together as a single class, or (B) pending any vote or written consent of the holders of Common Stock and Series A-1 Preferred Stock, by the vote of a majority of the remaining directors then in office.

          (c) Protective Provisions. In addition to any other rights provided by law, the Corporation shall not, by merger, consolidation, recapitalization, reclassification or otherwise, take any of the following actions without first obtaining the affirmative vote or written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Series A-1 Preferred Stock consenting or voting (as the case may be) separately as a class:

               (i) liquidate, dissolve or wind-up the affairs of the Corporation, effect any merger, reorganization, reclassification, recapitalization or consolidation of the Corporation, or sell all or a substantial portion of the Corporation's assets;


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               (ii) amend, alter, or repeal any provision of the Corporation's
Certificate of Incorporation or By-laws;

               (iii) alter or change the rights, preferences or privileges of the Series A-l Preferred Stock;

               (iv) create or authorize the creation of or issue any security, or any security convertible into or exercisable for any security, having rights, preferences or privileges senior to or on parity with the Series A-l Preferred Stock, or increase the authorized number of shares of Series A-l Preferred Stock or issue any shares of Series A-l Preferred Stock other than pursuant to that certain Series A-l Convertible Preferred Stock Purchase Agreement dated on or about the date thereof by and among the Corporation and the purchasers identified therein;

               (v) redeem, retire, purchase or acquire, directly or indirectly, through subsidiaries or otherwise, any shares of capital stock of the Corporation (other than the repurchase of Common Stock at the lower of fair market value or cost upon termination of employment or service) or pay any dividend on any shares of capital stock of the Corporation;

               (vi) create or authorize the creation of any debt security other than equipment leases or bank lines of credit which have received the prior approval of the Board of Directors of the Corporation;

               (vii) create or authorize the creation of any individual non-debt financial commitment or liability in excess of $1 million;

               (viii) increase or decrease the size of the Board of Directors of the Corporation;

               (ix) sell, license, transfer or otherwise dispose of any of the Corporation's material intellectual property;

               (x) permit any subsidiary of the Corporation to issue any equity securities other than issuances to the Corporation; or

               (xi) acquire all or substantially all of the properties, assets or stock of any other company or entity (through a merger, consolidation or otherwise);

               (xii) engage in any transaction that would result in the taxation of holders of Series A-l Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended; or

               (xiii) make any material change in the nature of the business engaged in by the Corporation at the Effective Time.

     4. Optional Conversion and Adjustments to Series A-l Conversion Price. The holders of the Series A-l Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):


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          (a) Right to Convert. Each share of Series A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Series A-1 Original Issue Price by (ii) the Series A-1 Conversion Price (as defined below) in effect at the time of conversion. The "Series A-1 Conversion Price" shall initially be Series A-1 Original Issue Price. Such initial Series A-1 Conversion Price, and the rate at which shares of Series A-1 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

          (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A-1 Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Series A-1 Conversion Price.

          (c) Mechanics of Conversion.

               (i) In order for a holder of Series A-1 Preferred Stock to convert shares of Series A-1 Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A-1 Preferred Stock, at the office of the transfer agent for the Series A-1 Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A-1 Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The date of receipt of such certificates and the conversion notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A-1 Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. The shares of Common Stock issuable upon conversion of any shares of Series A-1 Preferred Stock shall be deemed outstanding of record as of the applicable Conversion Date.

               (ii) The Corporation shall at all times when the Series A-1 Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A-1 Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A-1 Preferred Stock. Before taking any action that would cause an adjustment reducing the Series A-1 Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A-1 Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A-1 Conversion Price.


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               (iii) All shares of Series A-l Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange for such shares of Series A-l Preferred Stock and payment of any declared but unpaid dividends thereon. Any shares of Series A-l Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the number of authorized shares of Series A-l Preferred Stock accordingly.

               (iv) The Corporation shall pay any and all issue, stamp, transfer and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A-l Preferred Stock pursuant to this Subsection 4. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A-l Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (d) Adjustments to Series A-l Conversion Price for Diluting Issues:

               (i) Special Definitions. For purposes of this Subsection 4, the following definitions shall apply:

                    (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                    (B) "Series A-l Original Issue Date" shall mean the date on which a share of Series A-l Preferred Stock was first issued.

                    (C) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

                    (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Series A-l Original Issue Date, other than:

                         (1) shares of Common Stock issued or issuable upon
conversion of outstanding shares of Series A-l Preferred Stock;

                         (2) shares of Common Stock issued or deemed issued as a
dividend or distribution on Series A-l Preferred Stock;


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                         (3) shares of Common Stock issued or deemed issued by
reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4(e) or 4(f) below;

                         (4) shares of Common Stock issued or deemed issued upon
the conversion of any Option or Convertible Security outstanding at the Effective Time (provided that if such Convertible Security is amended following the Effective Time, Subsection 4(d)(iii)(C) hereof shall apply);

                         (5) up to 15,204,427 shares of Common Stock (or Options
or other rights with respect thereto, including shares of Common Stock issuable upon exercise thereof) (subject in either case to appropriate adjustment for any stock dividend, stock split, combination or similar recapitalization affecting such shares), issued or deemed issued to employees or directors of, or consultants to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by at least a majority of the members of the Board of Directors of the Corporation, which majority shall include at least a majority of the directors designated pursuant to Sections 2.1 (a), 2.1(b), 2.1(c) and 2.1(d) of that certain Stockholders' Agreement dated on or about the date of the filing of this Second Amended and Restated Certificate of Incorporation among the Corporation and the stockholders named therein, as the same may be amended from time to time (the "Stockholders' Agreement");

                         (6) up to 5,119,139 shares of Common Stock (as may be
adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization affecting shares of Common Stock) issued upon exercise of warrants granted in connection with certain credit facilities;

                         (7) up to 35,437 shares of Series A-l Preferred Stock
(as may be adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization affecting shares of Series A-l Preferred Stock) issued to Silicon Valley Bank; and,

                         (8) up to 6,600,000 shares of Series A-l Preferred
Stock to be issued in connection with a merger or acquisition of product(s) approved by the holders of at least sixty percent (60%) of the then outstanding shares of Series A-l Preferred Stock.

               (ii) No Adjustment of Series A-l Conversion Price. No adjustment in the Series A-l Conversion Price shall be made as the result of the issuance of Additional Shares of Common Stock if: (a) the consideration per share (determined pursuant to Subsection 4(d)(v)) for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is equal to or greater than the Series A-l Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (b) the Corporation receives written notice from the holders of at least sixty percent (60%) of the then outstanding shares of Series A-l Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.

               (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock.

                    (A) If the Corporation at any time or from time to time after the Series A-l Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock which are specifically excepted from the definition of Additional Shares of Common Stock by Subsection 4(d)(i)(D) above) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

                    (B) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A-l Conversion Price pursuant to the terms of Subsection 4(d)(iv) below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Series A-l Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A-l Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (B) shall have the effect of increasing the Series A-l Conversion Price to an amount which exceeds the lower of (i) the Series A-l Conversion Price on the original adjustment date, or (ii) the Series A-l Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                    (C) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive shares of Common Stock which are specifically excepted from the definition of Additional Shares of Common Stock by Subsection 4(d)(i)(D) above), the issuance of which did not result in an adjustment to the Series A-l Conversion Price pursuant to the terms of Subsection 4(d)(iv) below (either because the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the applicable Series A-l Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series A-l Original Issue Date), are revised after the Series A-l Original Issue Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4(d)(iii)(A) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

                    (D) Upon the expiration or termination of any unexercised Options or unconverted or unexchanged Convertible Securities, the Series A-l Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration or termination, be recomputed as if:

                         (1) in the case of Convertible Securities or Options
for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                         (2) in the case of Options for Convertible Securities,
only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Subsection 4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

                    (E) No further adjustment in the Series A-l Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                    (F) In the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Series A-l Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (D) above.

               (iv) Adjustment of Series A-l Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series A-l Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii)), without consideration or for a consideration per share less than the applicable Series A-l Conversion Price in effect immediately prior to such issue, then the Series A-l Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A-l Conversion Price by a fraction, (A) the numerator of which shall be

(1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A-l Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that (i) for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of all shares of Series A-l Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion of such outstanding Series A-l Preferred Stock shall be determined without giving effect to any adjustments to the Series A-l Conversion Price resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

               (v) Determination of Consideration. For purposes of this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (A) Cash and Property: Such consideration shall:

                         (1) insofar as it consists of cash, be computed at the
aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                         (2) insofar as it consists of property other than cash,
be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                         (3) in the event Additional Shares of Common Stock are
issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

                    (B) Options and Convertible Securities. Except as otherwise provided in Subsection 4(d)(iii)(D), the consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

                         (1) the total amount, if any, received or receivable by
the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                         (2) the maximum number of shares of Common Stock (as
set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (vi) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than ninety (90) days, then the Series A-1 Conversion Price shall be adjusted only once on account of such issuances, with such adjustment to occur upon the final such issuance and to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

          (e) Adjustments to Series A-1 Conversion Price for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series A-1 Original Issue Date effect a subdivision of the outstanding Common Stock or combine the outstanding shares of Series A-1 Preferred Stock, the Series A-1 Conversion Price then in effect immediately before that subdivision or combination shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Series A-1 Original Issue Date combine the outstanding shares of Common Stock or effect a subdivision of the outstanding shares of Series A-1 Preferred Stock, the Series A-1 Conversion Price then in effect immediately before the combination or subdivision shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (f) Adjustments to Series A-1 Conversion Price for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A-1 Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series A-1 Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A-1 Conversion Price then in effect by a fraction:

               (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

               (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A-1 Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A-1 Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A-1 Preferred Stock simultaneously receive (A) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A-l Preferred Stock had been converted into Common Stock on the date of such event or (B) a dividend or other distribution of shares of Series A-l Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A-l Preferred Stock had been converted into Common Stock on the date of such event.

          (g) Adjustments to Series A-l Conversion Price for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series A-l Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the holders of the Series A-l Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Corporation, cash or other property which they would have been entitled to receive had the Series A-l Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series A-l Preferred Stock; and provided that, no such adjustment shall be made if the holders of Series A-l Preferred Stock simultaneously receive a dividend or other distribution of such securities, cash, or other property in an amount equal to the amount of such securities, cash, or other property as they would have received if all outstanding shares of Series A-l Preferred Stock had been converted into Common Stock on the date of such event.

          (h) Adjustments to Series A-l Conversion Price for Merger or Reorganization, etc. Subject to the provisions of Subsection 2(c), if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (e), (f) or (g) of this Subsection 4), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A-1 Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A-l Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Subsection 4 with respect to the rights and interests thereafter of the holders of the Series A-l Preferred Stock, to the end that the provisions set forth in this Subsection 4 (including provisions with respect to changes in and other adjustments of the Series A-l Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A-l Preferred Stock.

          (i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A-l Conversion Price pursuant to this Subsection 4, the Corporation at its expense shall, as promptly as reasonably practicable, but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A-l Preferred Stock so adjusted or readjusted a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A-l Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A-l Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Series A-l Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that then would be received upon the conversion of Series A-l Preferred Stock.

          (j) Notices. In the event:

               (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock, cash, property or other securities of the Corporation;

               (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

               (iii) of any capital reorganization, recapitalization or reclassification of the capital stock of the Corporation; or

               (iv) of a Company Sale or other Liquidation Event of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A-l Preferred Stock, and shall cause to be mailed to the holders of the Series A-l Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten (10) days prior to the date specified in (A) below or twenty (20) days before the earlier of the dates specified in (B) below, a notice stating:

                    (A) the record date of such dividend, distribution, subdivision or combination and the amount and character of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                    (B) the date on which such reorganization, recapitalization, reclassification, Company Sale or Liquidation Event is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, recapitalization, reclassification, Company Sale or Liquidation Event.

Notwithstanding the foregoing, no such notice need be provided in the event that such requirement is waived by the holders of at least a sixty percent (60%) of the then outstanding shares of Series A-l Preferred Stock.

     5. Mandatory Conversion.

          (a) Upon (i) the written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Series A-l Preferred Stock or
(ii) the closing of the sale of shares of Common Stock of the Corporation in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, in which such shares are sold at a price of not less than $1.50 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and listed on the New York Stock Exchange or the Nasdaq National Market, resulting in at least $50,000,000 of proceeds to the Corporation (a "Qualified IPO") (the date of such consent or closing of the Qualified IPO, the "Mandatory Conversion Date"), all outstanding shares of Series A-l Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (x) the Series A-l Original Issue Price by (y) the Series A-l Conversion Price in effect at the time of conversion. Upon such mandatory conversion, the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series A-l Preferred Stock, and all references to the Series A-l Preferred Stock shall be deleted herefrom and shall be of no further force or effect.

          (b) All holders of record of shares of Series A-l Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A-l Preferred Stock pursuant to this Subsection 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A-l Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A-l Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series A-l Preferred Stock shall surrender his, her or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Subsection 5. On the Mandatory Conversion Date, all outstanding shares of Series A-l Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series A-l Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the right of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A-l Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A-l Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Common

Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

          (c) All certificates evidencing shares of Series A-l Preferred Stock required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A-l Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the number of authorized shares of Series A-l Preferred Stock accordingly.

     6. No Impairment. The Corporation will not, by amendment of this Second Amended and Restated Certificate of Incorporation or through any reorganization, recapitalization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this ARTICLE FOURTH and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series A-l Preferred Stock against impairment.

     7. Waiver. Except as otherwise provided herein, any of the rights of the holders of Series A-l Preferred Stock set forth herein may be waived on behalf of all holders of shares of Series A-l Preferred Stock by the affirmative vote of the holders of at least ninety percent (90%) of the shares of Series A-l Preferred Stock then outstanding.

     8. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary shall be vested in the Common Stock as set forth in Section A of Article FOURTH.

     FIFTH. Elections of directors need not be by written ballot unless the by-laws of the Corporation so provide.

     SIXTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL, as amended from time to time, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize further elimination or limitation of the liability of directors, then the liability of a directors of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this article shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     SEVENTH. The Corporation shall indemnify (and advance expenses to) any director or officer to the fullest extent permitted by the DGCL, as amended from time to time, and reimburse all persons whom it may indemnify and reimburse pursuant thereto. Notwithstanding the foregoing, all indemnification provided for in this article shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any by-law of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this article shall be prospective only, and shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission of such director or officer of the Corporation existing or occurring at the time of such repeal or modification.

     EIGHTH. The Corporation hereby renounces, to the fullest extent permitted by Section 122 (17) of the General Corporation Law of the State of Delaware, any interest or expectancy of the Corporation in, or in being offered, an opportunity to participate in, any Series A-l Business Opportunity. A "Series A-l Business Opportunity" is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series A-l Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, "Covered Persons"), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person in such Covered Person's capacity as a director of the Corporation. To the fullest extent permitted by law, the Corporation hereby waives any claim against a Covered Person, and agrees to indemnify all Covered Persons against any claim, that is based on fiduciary duties, the corporate opportunity doctrine or any other legal theory which could limit any Covered Person from pursuing or engaging in any Series A-l Business Opportunity

     NINTH. All powers of the Corporation, insofar as the same may be lawfully vested by this Seventh Amended and Restated Certificate of Incorporation in the Board of Directors of the Corporation, are hereby conferred upon the Board of Directors of the Corporation. The Board of Directors of the Corporation is authorized to adopt, amend or repeal the by-laws of the Corporation.

     TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Seventh Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and in accordance with the provisions hereof, and all rights conferred upon stockholders herein are granted subject to this reservation.

                     [Remainder of Page Intentionally Blank]

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the Treasurer of the Corporation this l9th day of June, 2007.

                                        XANODYNE PHARMACEUTICALS, INC.


                                        By: /s/ S. A. Stamp
                                            ------------------------------------
                                        Name: S. A. Stamp
                                        Title: Treasurer

                           CERTIFICATE OF AMENDMENT OF
                          SEVENTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                         XANODYNE PHARMACEUTICALS, INC.

                                   ----------
                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

                                   ----------

     Xanodyne Pharmaceuticals, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

     The Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law duly adopted resolutions setting forth a proposed amendment to the Seventh Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment advisable. The stockholders of the Corporation duly approved and adopted said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law. The resolutions setting forth the proposed amendment are as follows:

     RESOLVED, that the first sentence of Section C.3(b) of Article FOURTH of the Seventh Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

          The Board of Directors of the Corporation shall consist of ten (10) members to be elected pursuant to this Subsection 3(b).

     RESOLVED, that the first sentence of Section C.3(b)(ii) of Article FOURTH of the Seventh Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

          The holders of record of the shares of Common Stock and the holders of record of the shares of Series A-l Preferred Stock (determined on an as converted to Common Stock basis), acting together as a single class, shall be entitled to elect four (4) directors of the Corporation.

     IN WITNESS WHEREOF, this Certificate of Amendment, which has been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law, has been executed by a duly authorized officer of the Corporation on this 19th day of October, 2007.

                                        XANODYNE PHARMACEUTICALS, INC.


                                        By: /s/ Gregory D. Flexter
                                            ------------------------------------
                                        Name: Gregory D. Flexter
                                        Title: President and CEO

                           CERTIFICATE OF AMENDMENT OF

                          SEVENTH AMENDED AND RESTATED

                    CERTIFICATE OF INCORPORATION, AS AMENDED,
                                       OF
                         XANODYNE PHARMACEUTICALS, INC.

                  --------------------------------------------

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

                  --------------------------------------------

     Xanodyne Pharmaceuticals, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

     The Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law duly adopted resolutions setting forth a proposed amendment to the Corporation's Seventh Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and declaring said amendment advisable. The stockholders of the Corporation duly approved and adopted said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law. The resolutions setting forth the proposed amendment are as follows:

     RESOLVED, that the first paragraph of Article FOURTH of the Certificate of Incorporation be amended and restated in its entirety to read as follows:

                     FOURTH. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is Four Hundred Eighty Eight Million Nine Hundred Fifty Seven Thousand Four Hundred Sixty Eight (488,957,468) shares, consisting of Two Hundred Seventy Million (270,000,000) shares of Common Stock, $0.001 par value per share (the "Common Stock"), and Two Hundred Eighteen Million Nine Hundred Fifty Seven Thousand Four Hundred Sixty Eight (218,957,468) shares of Preferred Stock, $0.001 par value per share (the "Preferred Stock").

     RESOLVED, that Section C.4(d)(i)(D)(5) of Article FOURTH of the Certificate of Incorporation be amended by deleting the number "15,204,427" and inserting in place thereof the number "41,204,427."




                                      * * *

     IN WITNESS WHEREOF, this Certificate of Amendment, which has been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law, has been executed by a duly authorized officer of the Corporation on this 8th day of November, 2007.



                             XANODYNE PHARMACEUTICALS, INC.



                             By:  /s/ Stephen A. Stamp
                                  ----------------------------------------------
                                   Name:     Stephen A. Stamp
                                   Title:    Treasurer